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                                                    Filed pursuant to rule 424b3
                                                    Reg No. 333-22643


                SHADOWROCK SEDONA GOLF RESORT & CONFERENCE CENTER

                   Supplement No. 1 dated November 3, 1997 to
                        Prospectus dated August 18, 1997

            UP Sedona has agreed to extend its break-even cash flow obligation for the first year of operations to include the obligation to make a contribution in years two and three such that net distributable cash flow (after all expenses, including property taxes and association fees and assuming no personal usage) before annual debt service of $2,859,000, as set forth on pages F-4, F-5, F-7 and pages 28 and 29, will be no less than as shown below:

=======================================================================================================
                                                     Year 1              Year 2             Year 3
                                                   (Year ended         (Year ended         (Year ended
                                                  Dec. 31, 1999)      Dec. 31, 2000)     Dec. 31, 2001)
Total assured net distributable cash flow
before debt service                                 $2,859,000          $3,419,000         $3,669,000
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Assured net distributable cash flow for typical
one bedroom unit before debt service                 $12,986             $15,532             $16,804
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Assured net distributable cash flow for typical
studio unit before debt service                      $11,192             $13,387             $14,483
=======================================================================================================
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